Exhibit 99.1

Sapient Reports Second Quarter 2010 Results

Service Revenues Top $200 Million, Up 36% Year Over Year

Second Quarter Non-GAAP Operating Margin of 9.9%

BOSTON--(BUSINESS WIRE)--August 5, 2010--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2010:

  Service revenues were $200.4 million compared to $147.5 million in the second quarter of 2009, an increase of 36%. Sequentially, service revenues were up $17.2 million, or 9%, from $183.2 million in the first quarter of 2010. On a constant currency basis, revenues increased 36% over the second quarter of 2009 and 11% sequentially.
  GAAP income from operations was $12.9 million, or 6.4% of service revenues, up 52% from $8.5 million, or 5.7% of service revenues, reported in the second quarter of 2009.
  Non-GAAP income from operations was $19.8 million, or 9.9% of service revenues. This compared to $14.2 million, or 9.6% of service revenues, in the second quarter of 2009.
  GAAP diluted net income per share was $0.06, compared to $0.06 in the second quarter of 2009.
  Non-GAAP diluted net income per share was $0.09, compared to $0.08 in the second quarter of 2009.

“We’re pleased with our strong results this quarter, particularly our continuing improvement in operating margins,” said Sapient President and Chief Executive Officer Alan J. Herrick. “Our clients continue to recognize Sapient’s unique offerings, resulting in strong demand across all segments of our business.”

The company generated cash from operations of $22.9 million in the second quarter of 2010, compared to $30.4 million in the second quarter of 2009. For the six months ended June 30, 2010, cash from operations was $16.8 million, compared to $0.9 million for the first half of 2009. As of June 30, 2010, the company had cash, cash equivalents and marketable securities of $171.9 million. Days sales outstanding was 69 days for the second quarter of 2010, down from 71 days in the first quarter of 2010 and from 75 days for the second quarter of 2009.

Outlook

Sapient management provided the following guidance:

  For the third quarter ending September 30, 2010, service revenues are expected to be $208 million or higher.
  Third quarter non-GAAP operating margin is expected to be 11% to 12%.

Webcast and Conference Call

Sapient will host a discussion of its second quarter results at 4:30 p.m. ET today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8035
International:	(617) 213-4848
Passcode:	58625273

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key=P3BXQXBF9

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=3226129

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from August 5 at 7:30 p.m. ET through August 12 at 11:59 p.m. ET. The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	88701651

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the company’s business and evaluating its performance. The company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges, and income tax benefits or provisions resulting from changes in the valuation allowance. In addition, the company’s results of operations may include a comparison of service revenues and operating expenses in constant currency terms, which excludes the effect of currency fluctuations between the U.S. dollar and the local functional currencies in countries where the company operates. The effect is excluded by translating the current period's local currency service revenues and operating expenses into U.S. dollars using the average local currency exchange rates that were in effect during the prior period of comparison. However, because the company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not necessarily be comparable to similarly described non-GAAP measures reported by other companies within the company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the third quarter of 2010 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the company’s services; a reduction in the demand for the company’s services in light of the current economic environment; the company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients transform in the areas of business, marketing, and technology. The company operates three divisions that enable clients to gain a competitive advantage and succeed in an increasingly digital world. SapientNitro, Sapient Global Markets and Sapient Government Services fuse insight, creativity and technology to drive innovation and to help clients navigate complex business problems. Our approach is the subject of case studies used by MBA programs at Harvard and Yale. The company has operations in North America, Europe, and Asia-Pacific. For more information, visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

	(in thousands, except per share amounts)
Revenues:
Service revenues	$200,351	$147,534	$383,574	$289,893
Reimbursable expenses	10,350	6,070	18,850	13,023
Total gross revenues	210,701	153,604	402,424	302,916
Operating expenses:
Project personnel expenses	139,345	101,939	267,112	202,117
Reimbursable expenses	10,350	6,070	18,850	13,023
Total project personnel expenses and reimbursable expenses	149,695	108,009	285,962	215,140
Selling and marketing expenses	10,225	7,274	18,872	14,416
General and administrative expenses	36,435	27,764	72,378	54,118
Restructuring and other related charges	128	158	414	2,303
Amortization of purchased intangible assets	1,359	898	2,826	1,765
Acquisition costs and other related charges	-	1,035	111	1,673
Total operating expenses	197,842	145,138	380,563	289,415

Income from operations	12,859	8,466	21,861	13,501

Interest and other income, net	745	809	1,545	1,815

Income before income taxes	13,604	9,275	23,406	15,316
Provision for income taxes	6,000	1,679	9,563	3,222
Net income	$7,604	$7,596	$13,843	$12,094

Basic net income per share	$0.06	$0.06	$0.11	$0.10
Diluted net income per share	$0.06	$0.06	$0.10	$0.09

Weighted average common shares	130,915	127,066	130,487	126,995
Weighted average dilutive common share equivalents	6,996	3,759	6,985	3,275
Weighted average common shares and dilutive common share equivalents	137,911	130,825	137,472	130,270

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2010	December 31, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$161,269	$195,678
Marketable securities, current portion	6,825	16,082
Restricted cash, current portion	345	393
Accounts receivable, less allowance for doubtful accounts	116,652	111,987
Unbilled revenues	59,184	47,426
Deferred tax assets, current portion	28,348	27,616
Prepaid expenses and other current assets	25,168	24,893
Total current assets	397,791	424,075
Marketable securities, net of current portion	1,358	1,362
Restricted cash, net of current portion	2,113	2,308
Property and equipment, net	28,482	29,229
Purchased intangible assets, net	19,799	23,061
Goodwill	77,276	76,004
Deferred tax assets, net of current portion	34,012	33,521
Other assets	5,841	5,359

Total assets	$566,672	$594,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,462	$19,238
Accrued compensation	46,477	49,147
Accrued restructuring costs, current portion	4,264	3,727
Deferred revenues, current portion	14,720	19,544
Other current liabilities	60,886	55,855
Total current liabilities	144,809	147,511
Accrued restructuring costs, net of current portion	1,004	2,994
Deferred tax liability, net of current portion	1,438	1,579
Other long-term liabilities	18,224	16,634
Total liabilities	165,475	168,718

Stockholders' equity	401,197	426,201

Total liabilities and stockholders’ equity	$566,672	$594,919

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

	(in thousands)

Cash flows from operating activities:
Net income	$7,604	$7,596	$13,843	$12,094
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) recognized on disposition of fixed assets	8	(141)	147	(102)
Unrealized loss on financial instruments	277	315	340	543
Unrealized gain on marketable securities and put right, net	-	(164)	(132)	(87)
Depreciation and amortization expense	5,181	4,861	10,803	9,607
Deferred income taxes	(3,862)	171	(1,624)	1,515
Provision for doubtful accounts, net	-	(25)	-	540
Stock-based compensation expense	5,404	3,659	9,635	7,146
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(13,283)	(7,871)	(7,912)	(2,689)
Unbilled revenues	3,743	13,543	(12,896)	(2,083)
Prepaid expenses and other current assets	4,616	(3,724)	6,792	(3,817)
Other assets	(2,394)	(441)	(612)	(45)
Accounts payable	2,059	2,033	(563)	2,085
Accrued compensation	6,006	(1,002)	(4,234)	(21,196)
Accrued restructuring costs	(1,082)	(828)	(1,344)	(1,430)
Deferred revenues	(1,789)	1,454	(4,416)	(2,489)
Other accrued liabilities	9,438	10,389	7,298	652
Other long-term liabilities	1,014	579	1,675	638

Net cash provided by operating activities	22,940	30,404	16,800	882
Cash flows from investing activities:
Cash paid for acquisitions	(178)	-	(3,163)	-
Purchases of property and equipment and cost of internally developed software	(4,867)	(2,305)	(7,466)	(3,542)
Sales and maturities of available-for-sale marketable securities	-	522	781	2,296
Cash received on financial instruments, net	259	28	932	598
Change in restricted cash	-	93	46	217

Net cash used in investing activities	(4,786)	(1,662)	(8,870)	(431)
Cash flows from financing activities:
Principal payments under capital lease obligation	(20)	-	(41)	-
Proceeds from stock option and purchase plans	1,704	74	4,240	155
Dividends paid on common stock	-	-	(46,832)	-

Net cash provided by (used in) financing activities	1,684	74	(42,633)	155
Effect of exchange rate changes on cash and cash equivalents	(636)	6,754	294	3,686

Increase (decrease) in cash and cash equivalents	19,202	35,570	(34,409)	4,292
Cash and cash equivalents, at beginning of period	142,067	138,062	195,678	169,340
Cash and cash equivalents, at end of period	$161,269	$173,632	$161,269	$173,632

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

	(in thousands, except per share amounts)

Service revenues	$200,351	$147,534	$383,574	$289,893

GAAP income from operations	$12,859	$8,466	$21,861	$13,501
Stock-based compensation review and restatement benefit	-	-	(301)	(992)
Stock-based compensation expense	5,404	3,659	9,635	7,146
Restructuring and other related charges	128	158	414	2,303
Amortization of purchased intangible assets	1,359	898	2,826	1,765
Acquisition costs and other related charges	-	1,035	111	1,673
Non-GAAP income from operations	$19,750	$14,216	$34,546	$25,396

GAAP operating margin	6.4%	5.7%	5.7%	4.7%
Effect of adjustments detailed above	3.5%	3.9%	3.3%	4.1%
Non-GAAP operating margin	9.9%	9.6%	9.0%	8.8%

GAAP net income	$7,604	$7,596	$13,843	$12,094
Stock-based compensation review and restatement benefit, net of tax (1)	-	-	(179)	(591)
Stock-based compensation expense, net of tax (1)	3,370	2,277	5,988	4,436
Restructuring and other related charges, net of tax (1)	76	92	352	1,579
Amortization of purchased intangible assets, net of tax (1)	1,052	535	2,177	1,051
Acquisition costs and other related charges, net of tax (1)	-	616	66	996
Non-GAAP net income	$12,102	$11,116	$22,247	$19,565

GAAP basic income per share	$0.06	$0.06	$0.11	$0.10
Effect of adjustments detailed above	$0.03	0.03	0.06	0.05
Non-GAAP basic income per share	$0.09	$0.09	$0.17	$0.15

GAAP and Non-GAAP weighted average common shares	130,915	127,066	130,487	126,995

GAAP diluted income per share	$0.06	$0.06	$0.10	$0.09
Effect of adjustments noted above and change in dilution noted below	$0.03	0.02	0.06	0.06
Non-GAAP diluted income per share	$0.09	$0.08	$0.16	$0.15

GAAP and Non-GAAP weighted average common shares and dilutive common share equivalents	137,911	130,825	137,472	130,270

(1) 2009 Non-GAAP amounts have been recast to reflect 2010 effective tax rate for comparative purposes.

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1-617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
David LaBar, +1-646-478-9846
dlabar@sapient.com